Exhibit 10.32

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into and effective as of August 26, 2010 (the “Effective Date”), by and between fusionstorm, a Delaware corporation (“Dealer”), and GE Commercial Distribution Finance Corporation (“CDF”).

Recitals:

A.

Dealer and CDF are party to that certain Business Financing Agreement dated as of September 30, 2009 (the “BFA”), that certain Agreement for Wholesale Financing dated as of September 30, 2009 (the “IFA”), and the Addendum to Inventory Financing Agreement and Business Financing Agreement dated as of September 30, 2009, together with all addenda thereto (as amended, modified, restated or replaced from time to time, from time to time, collectively, the “Loan Agreement”). Reference is also made to the Limited Guaranty, dated as of March 31, 2010 (“Guaranty”), given by John G. Varel to CDF to guaranty the Obligations of Dealer. Reference is also made to that certain Amendment No. 1 to the Addendum to Inventory Financing Agreement and Business Financing Agreement and Consent to Business Financing Agreement dated as of April 9, 2010 (“Amendment No. 1”).

B.	All Obligations are secured by the Collateral.

C.

The following Defaults exist under the Loan Agreement and the Other Agreements, as set forth in the notice of default letter from CDF to Dealer dated August 6, 2010 (collectively, the “Current Defaults”): (i) a breach of Section 5.1(g) of the BFA; (ii) a breach of Section 4(g) of the IFA; (iii) a breach of Section 5.2.2(xv) of the BFA; (iv) a breach of Section 5.3 of the BFA; (v) a Default under Section 6.1(j) of the BFA; and (vi) a Default under Section 11(j) of the IFA.

D.	As a result of said Current Defaults, Dealer acknowledges that CDF may enforce its rights pursuant to the Loan Agreement and the Other Agreements. Furthermore as a result of said Current Defaults, CDF has the legal right to cease making future advances to or for the benefit of Dealer. CDF has had no, and has no, commitment to advance or lend funds to or for the benefit of Dealer.

E.	As a result of the Current defaults, CDF has the legal right to repossess the Collateral and take all other legal actions against Dealer, Guarantor and/or the Collateral.

F.	Dealer has requested that CDF temporarily forbear from enforcing its rights and remedies.

G.	In exchange for Dealer’s agreements, representations, covenants, releases and confirmations contained and referenced herein, CDF is, subject to the terms and conditions contained herein, willing to forbear as requested.

H.	Dealer acknowledges and agrees that CDF has performed all obligations on its part to be performed under the Loan Agreement and the Other Agreements and Dealer has no offsets, deductions or defenses to the payment of the sums due CDF nor does Dealer have any claims against CDF of any kind or nature.

I.	Dealer is a defendant with certain other persons in certain litigation (the “Litigation”) between PC Specialists, Inc. d/b/a Technology Integration Group (the “Plaintiff”) and Dealer in the San Francisco Superior Court (the “Court”). A verdict was rendered in favor of Plaintiff as follows: (i) jointly and severally against Dealer and certain other defendants in the amount of $8,100,000 in compensatory damages, (ii) the amount of $1,260,000 against Dealer for unjust enrichment, (iii) the amount of $1,000,000 against Dealer for punitive damages, and (iv) certain other amounts against certain other defendants for punitive damages (the “Judgment”).

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J.	Plaintiff and Dealer have entered into a Settlement Agreement and Release Agreement dated August 17, 2010, a copy of which his attached hereto as Annex I (as such agreement exists on the date hereof, the “Litigation Settlement Agreement”). Pursuant to the Litigation Settlement Agreement, Plaintiff and Dealer agree that in full settlement of the claims of Plaintiff in the Litigation that Dealer will pay to Plaintiff an amount of $10,975,000, as specifically set forth in the Litigation Settlement Agreement as a full and final settlement of the Litigation.

K.	The Judgment representing such verdict was signed on July 19, 2010, but was not entered into the Court’s docket and was superceded by the stipulated proposed judgment attached as Exhibit A to the Litigation Settlement Agreement (as such stipulated judgment exists on the date hereof, the “Stipulated Judgment”). The Stipulated Judgment was signed by the Court and entered into the Court’s docket on August 18, 2010, and the stipulated proposed stay of execution of judgment attached to the Litigation Settlement Agreement as Exhibit B (as such stay of execution of judgment exists on the date hereof, the “Stay”) was signed by the Court and entered into the Court’s docket on August 18, 2010. Plaintiff agreed that upon entry of the Stipulated Judgment that it would take no action to execute on the Stipulated Judgment, would seek no liens, protective orders or attachments on any Dealer’s of any other defendant’s property, or otherwise take any action on the Stipulated Judgment except as set forth in the Stipulated Judgment.

L.

In connection with the Litigation, Dealer has authorized and requested that Lender advise and disclose to Plaintiff that Dealer does not have the borrowing capacity under the Loan Agreement to fund the Judgment against Dealer, and Dealer has authorized and requested Lender to have general discussions with Plaintiff regarding such Judgment and Dealer’s overall financial situation (collectively, the “TIG Discussions”).

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged Dealer and CDF hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Dealer and CDF, and only if all of the documents listed on Annex II to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, by Dealer, as applicable, each in form and substance satisfactory to CDF in its sole discretion, and the fees required hereunder are paid in full in cash by Dealer and all fees and expenses of CDF have been fully reimbursed as requested by CDF. This Agreement and each document, reaffirmation of guaranty, certificate or agreement listed on Annex II and signed by Dealer or Guarantor, as applicable, is and all be deemed to be an Other Agreement.

3. No Waiver of Default. Dealer hereby acknowledges and agrees that (i) the Current Defaults exist under the terms of the Loan Agreement and the Other Agreements and such Current Defaults will continue until all of the Obligations are repaid in full in cash, notwithstanding CDF’s agreement to forbear as set forth herein, and (ii) CDF’s agreement to forbear is not, and shall not be construed as, a waiver of the Current Defaults or of any subsequent Defaults and, except as specifically provided herein, CDF’s agreement to forbear in no way impairs CDF’s right to enforce its remedies for such Current Defaults and subsequent Defaults. The Current Defaults remain Defaults.

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4. Prior Provision Regarding Limited Guaranty. Section 6 of Amendment No. 1 provides:

“CDF agrees that if (A) no Default (after giving effect to the waivers in Section 3 hereof) has occurred and is continuing from the date hereof through and including the later to occur of (i) the date of delivery of the covenant compliance certificate for the fiscal quarter ending closest to the Settlement Date (whether before or after the Settlement Date) and (ii) the Settlement Date (as defined below) and (B) if the litigation between Dealer and PC Specialists, Inc. d/b/a Technology Integration Group in the San Francisco Superior Court has settled for an amount of $2,000,000 or less, after giving effect to any such payment Dealer’s Available Credit minus Dealer’s outstanding loans under its Accounts Receivable Facility shall be greater than zero, and such settlement shall have no other monetary or non-monetary judgments or restrictions on Dealer or its subsidiaries or their operations, then CDF shall release the Limited Guaranty of the Obligations of even date herewith given by John G. Varel. “Settlement Date” means the date that all litigation and claims between Dealer and PC Specialists, Inc. d/b/a Technology Integration Group in the San Francisco Superior Court has been definitively settled and approved by all applicable judicial authorities.”

Dealer acknowledges and agrees that the conditions to release the Guaranty were not met as required by the terms of Section 6 of Amendment No. 1, the provisions of Section 6 of Amendment No. 1 are no longer in effect, and the Guaranty, as amended and restated by the Amended and Restated Limited Guaranty of the Obligations given by John G. Varel to CDF of even date herewith (the “Restated Guaranty”) is in force and effect.

5. New Provision Regarding Limited Guaranty. CDF agrees that, if no Default (other than the Current Defaults) has occurred and is continuing from the date hereof through and including December 20, 2010, then, to promptly after December 20, 2010, if Mr. Varel so agrees, amend and restate the Restated Guaranty by amending the reference in the first paragraph thereof from “$3,000,000” to “$1,000,000.”

6. Default Rate. CDF reserves the right at any time to impose the Default Rate. As of the date hereof, CDF has not imposed.

7. Forbearance. In exchange for the releases (including specifically, Dealer’s releases and waivers contained in Section 16 below), promises and covenants (including, without limitation Dealer’s covenants in Section 9, Section 10, and Section 14 of this Agreement), warranties, representations and conditions stated herein and in the Loan Agreement and the Other Agreements, CDF agrees, subject to the terms and conditions in this Agreement, until the Forbearance Termination Date (as such term is defined below in Section 8):

7.1 CDF will forbear from exercising its rights and remedies against Dealer and the Collateral under this Agreement the Loan Agreement and the Other Agreements; and

7.2 CDF may, in its sole and absolute discretion, continue to advance funds to Dealer subject to and as set forth herein and in the Other Agreements, as amended or modified by this Agreement but has no obligation to make any further advances. CDF may, in its sole and absolute discretion (i) no longer approve new Vendors, and (ii) restrict availability with respect to existing Vendors.

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8. Expiration of Forbearance. CDF may, immediately, without notice or demand to Dealer, Guarantor or any other person or entity liable for the Obligations, proceed to enforce any and all remedies available to it under the Loan Agreement and the Other Agreements, or under law or at equity, and CDF shall be entitled to take such lawful action as it deems appropriate for the purpose of collecting the Obligations, including enforcement of CDF’s security interests and liens in the Collateral, upon the earlier to occur of (the date of the occurrence of any of the following, being the “Forbearance Termination Date”): (A) November 9, 2010; (B) the date on which Dealer or any Guarantor fails to make any payments due under this Agreement, the Loan Agreement, the Other Agreements, or the Litigation Settlement Agreement when due; (C) other than the Current Defaults specifically referenced in Recital C to this Agreement, the occurrence of any breach or default by Dealer or any Guarantor of any covenant or agreement or representation or warranty of Dealer under this Agreement, the Loan Agreement or the Other Agreements; (D) any warranty or representation made by Dealer or any Guarantor in this Agreement, the Loan Agreement, the Other Agreements or the Litigation Settlement Agreement is breached or is discovered to be false or misleading in any respect or was false or misleading in any respect at the time made; (E) the occurrence of any Default other than the Current Defaults; (F) (i) the occurrence of any breach or default by Dealer or any Guarantor under the Litigation Settlement Agreement, or (ii) any action by Plaintiff seeking to enforce the Litigation Settlement Agreement against Dealer or Guarantor; (G) (i) any action by Plaintiff in violation of the Stay, (ii) any action by Plaintiff to lift the Stay with respect to Dealer, Guarantor or any of their respective assets, or (iii) the execution or enforcement of the Stipulated Judgment or Judgment against Dealer or any Guarantor or any of their assets in the Litigation; (H) other than with respect to Ingram Micro Inc. and Tech-Data Systems Company, any material adverse change (as determined by CDF in its reasonable discretion) in any of Dealer’s vendor or open account relationships; or (I) the date on which any of the following events occur: (i) the entry of a decree or order by a judge of competent jurisdiction for relief with respect to Dealer or Guarantor under Title XI of the United States Code, as now constituted or hereinafter amended , or any other applicable federal, state or foreign Bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, or similar official of Dealer or Guarantor or of any substantial part of their property, or ordering the winding up of or liquidation of the affairs of Dealer or Guarantor, (ii) the filing by Dealer or Guarantor or against Dealer or Guarantor of a petition or answer or consent seeking relief under Title XI of the United States Code, as now constituted or hereinafter amended, or any other applicable federal, state or foreign Bankruptcy law, or other similar law, or (iii) the consent by Dealer or Guarantor to the institution of proceedings thereunder or to the filing of any such petition or the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (or other similar official) of Dealer or Guarantor or of any substantial portion of their property or the assignment for the benefit of creditors (or similar action) by Dealer or Guarantor. The occurrence of the Forbearance Termination Date shall be an immediate Default, default and breach under this Agreement, the Loan Agreement, or the Other Agreements without the benefit of any cure periods, and without the necessity of providing any notice or demand to Dealer or any kind or nature, and Dealer hereby knowingly waives any right to receive any notice or demand of any Default or acceleration of the Obligations.

9. Payments on Accounts. Dealer shall ensure that all payments on all Accounts are sent directly to the lockboxes as required by the Other Agreements, and shall not direct its account debtors or cause its account debtors to make payments in any other lockbox, account or location. If Dealer received any payment on any Account (regardless of the form received), Dealer shall, within one Business Day of Dealer’s receipt, deliver all such payments (with all necessary endorsements) for deposit to the depoisitory account into which receipts in the lockbox are deposited.

10. Outstandings. Dealer represents, warrants and covenants that the unpaid principal balance of, and accrued interest on, with respect to, the Obligations, including the amount of all unfunded approvals, as of August 26, 2010 is $40,711,801 and all such amounts are due and owing from Dealer to CDF without setoff, deduction or counterclaim of any kind or nature.

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11. Additional Amendments. Effective the date hereof, the Loan Agreement is hereby amended as follows:

11.1 Interest Rate. The first sentence of Section 2.1.1 of the BFA is deleted and replaced with the following:

“Dealer agrees to pay interest to CDF on the Daily Contract Balance at a rate equal to the Libor Rate plus five and seventy five one hundredths percent (5.75%) per annum.”

11.2 Ineligible Accounts. Clauses (a), (g) and (k) of the first sentence of Section 3.3 of the BFA are deleted and replaced, respectively, with the following:

“(a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made sixty (60) days or more from the date of sale and/or less than fifteen (15) days from the date of sale;”

“(g) Accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada, provided, however, with respect to Accounts owing to Dealer from Apple Inc.’s (“Apple”) subsidiaries with the Dealer-identified account debtor numbers of 122849 (Apple Parent), 106056 (Apple Inc. Retail), 121175 (Apple Inc.: APPLE (GE CDF)), 122638 (Apple Inc. : Apple – Corp), 122639 (Apple Inc.: Apple – Retail), and 122850 (Apple Inc. Corporate) (collectively, the “Apple Subsidiary Accounts”), only with respect to the Apple Subsidiary Accounts, subject to all other eligibility criteria contained herein, for the period ending December 20, 2010, up to $2,500,000 in the aggregate of such Accounts owing to Dealer by subsidiaries of Apple identified by the Apple Subsidiary Accounts, and then at all times after December 20, 2010, up to $500,000 in the aggregate of such Accounts owing to Dealer by the subsidiaries of Apple identified by the Apple Subsidiary Accounts;”

11.3 Financial Statements; Forecasts; Accounts Payable. Section 5.3 of the BFA and Section 7 of the IFA are each deleted and each replaced with the following with the appropriate Section reference:

“[5.3] [7]. Financial Statements; Forecasts; Accounts Payable and Other Information. Unless waived by CDF, Dealer will deliver to CDF, in a form satisfactory to CDF: (a) Dealer’s year-end consolidated and consolidating balance sheet, income statement, and statement of cash flow, for each of its fiscal years, within twenty (20) days after the same are prepared but in no event later than one hundred and twenty (120) days after the end of each fiscal year; (b) within forty-five (45) days after the end of each of Dealer’s fiscal quarters, a reasonably detailed consolidated and consolidating balance sheet, income statement, and statement of cash flow, as of the last day of such quarter covering Dealer’s operations for such quarter; (c) within thirty (30) days after the end of each of Dealer’s fiscal month, a reasonably detailed consolidated and consolidating balance sheet and income statement as of the last day of such quarter covering Dealer’s operations for such quarter together with the trial balance/general ledger; and (d) within ten (10) days after CDF’s request, any other information relating to the Collateral, the financial condition of Dealer or any Guarantor, and/or their operations, customers, suppliers, or any litigation to which it is a party.

In addition, unless waived by CDF, Dealer will deliver to CDF, in a form satisfactory to CDF: (a) on the first Business Day of each calendar week, as of the last Business Day of the previous calendar week, (i) a report showing Dealer’s cash flow for such week, (ii) a cash disbursements report of Dealer for the preceding calendar week, and (iii) a summary of accounts payable of Dealer, listed by creditor, terms, amount owing, and due date/aging on the first Business Day of each calendar week, and (b) on the first Business Day of each calendar week, on a consolidated and consolidating basis, Dealer’s and its subsidiaries’ projected cash and borrowing needs for such week and the then following seven (7) week period.

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Dealer represents that all financial statements and information which have been or may hereafter be delivered by Dealer or any Guarantor to CDF are and will be correct and prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial or business condition of Dealer or any Guarantor since the submission to CDF of such financial statements, and Dealer acknowledges CDF’s reliance thereon. Dealer shall promptly but in any event within three (3) Business Days of becoming aware, notify CDF promptly in writing of any cancellation or adverse change in the terms (including, with respect to suppliers, credit terms) or relationship that Dealer then has with any of its ten largest customers and ten largest suppliers, regardless of whether such cancellation or adverse change was at the election or direction of Dealer or such customer or such supplier. Dealer shall, within three (3) Business Days of receipt, provide to CDF copies of all written communications from any such customer or such supplier regarding any cancellation or adverse change in the terms or relationship that Dealer then has with any such customer or supplier. Dealer shall, within three (3) Business Days of receipt, provide to CDF copies of all written communications and related documents from any governmental entity regarding any violation or alleged violation of any law, rule, regulation or statute by Dealer, or any of its members, partners, shareholders, officers, directors or employees.”

11.4 Additional Defaults-Litigation Settlement Agreement; Entry of Judgment. Section 6.1 of the BFA and Section 11 of the IFA are each amended by deleting the “or” immediately prior to clause “(l)” of the respective Section of the BFA or IFA, as applicable, and inserting the following immediately prior to the “.”, respectively:

“(m) a breach or default by Dealer or any Guarantor under the Litigation Settlement Agreement; (n) any action by Plaintiff seeking to enforce the Litigation Settlement Agreement against Dealer or Guarantor, (o) any action by Plaintiff to lift the Stay with respect to Dealer, Guarantor or any of their respective assets, (p) any action by Plaintiff in violation of the Stay, (q) the awarding of, or the execution or enforcement of, any judgment against Dealer or any Guarantor, or the filing of any lawsuit against Dealer or any Guarantor seeking injunctive relief, specific performance or damages in excess of $100,000 that would not be covered by Dealer’s insurance policies or Guarantor’s insurance policies, as the case may be; (r) the execution or enforcement of the litigation subject to the Litigation Settlement Agreement against Dealer or any Guarantor or any of their assets; or (s) without CDF’s consent, the sale, transfer, assignment or other conveyance of all or any of the capital stock of Jeskell Incorporated, or the sale, transfer, assignment or conveyance all or any material portion of the assets of Jeskell Incorporated. As used herein, “Litigation Settlement Agreement” means that certain Settlement Agreement and Release by and between PC Specialists, Inc. d/b/a Technology Integration Group (“Plaintiff”) and Dealer, dated as of August 17, 2010. As used herein, “Stay” has the meaning assigned to that term as set forth in the Litigation Settlement Agreement.”

12. NO COMMITMENT. DEALER COVENANTS AND AGREES THAT (i) THERE HAS NOT BEEN AND THERE IS NO COMMITMENT BY CDF TO ADVANCE ANY FUNDS TO OR FOR THE ACCOUNT OF DEALER, (ii) CDF HAS HAD PRIOR TO THE DATE HEREOF THE FULL LEGAL RIGHT TO TERMINATE FUNDING TO DEALER AT ANY TIME, AND (iii) CDF RETAINS SUCH FULL LEGAL RIGHT TO TERMINATE FUNDING TO DEALER AT ANY TIME.

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13. Representations and Warranties of Dealer. Dealer hereby represents and warrants to CDF that (i) Dealer’s execution of this Agreement has been duly authorized by all requisite actions of Dealer, (ii) no consents are necessary from any third parties for Dealer’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement and each of the Other Agreements constitute the legal, valid and binding obligations of Dealer enforceable against Dealer in accordance with their terms, except to the extent that the enforceability thereof against Dealer may be limited by Bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) all of Dealer’s representations and warranties contained in this Agreement, the Loan Agreement and each of the Other Agreements are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) except for the Current Defaults, no Default exists, and (vi) the execution, delivery and performance of this Agreement by Dealer does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon Dealer.

14. Reaffirmation; Waiver of Claims. Dealer hereby represents, warrants, acknowledges and confirms that (i) except as specifically modified or superseded by the terms of this Agreement, the Loan Agreement and the Other Agreements remain in full force and effect as amended by this Agreement, (ii) Dealer has no defenses to its obligations under the Loan Agreement and the Other Agreements, any such defenses are hereby irrevocably waived, and the Obligations are now due and owing to CDF without setoff, deduction or counterclaim, (iii) the security interests and liens of CDF secure all the Obligations under the Loan Agreement and the Other Agreements, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) Dealer has no claim against CDF from or in connection with the Loan Agreement and the Other Agreements and any such claim is hereby irrevocably waived and released and discharged forever. Until the Obligations are paid in full in cash and all obligations and liabilities of Dealer under this Agreement, the Loan Agreement and the Other Agreements are performed and paid in full in cash, Dealer agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement and the Other Agreements and in this Agreement. Dealer hereby ratifies and confirms the Obligations. This Agreement does not create or constitute, and is not, a novation of the Loan Agreement and the Other Agreements. Notwithstanding anything contained herein, the Loan Agreement or the Other Documents to the contrary, CDF shall retain the Collateral to secure repayment of the Obligations until such time as the Obligations are paid in full in cash.

15. Reservation of Rights and Remedies. CDF reserves all of its rights and remedies under this Agreement, the Loan Agreement and the Other Agreements and all rights and remedies at law or at equity, in each case against and with respect to Dealer and the Collateral.

16. RELEASE. AS A MATERIAL PART OF THE CONSIDERATION FOR CDF ENTERING INTO THIS AGREEMENT, DEALER FOR ITSELF AND ITS OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, SUCCESSORS, ADMINISTRATORS, ASSIGNS, AND TRUSTEES (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES CDF AND EACH OF CDF’S PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER AGREEMENTS OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, WHETHER

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LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, IN EACH CASE, TO THE EXTENT EXISTING, ACCRUED OR ARISING ON OR PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, WHETHER ARISING OUT OF OR RELATED TO THE LOAN AGREEMENT, THE LOAN DOCUMENTS, OR THE TIG DISCUSSIONS, THE WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE AGAINST ANY OF THE LENDER GROUP.

17. Bankruptcy. In entering into this Agreement, Dealer and CDF hereby stipulate, acknowledge and agree that CDF gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgements and warranties of Dealer as contained herein and that CDF would not have entered into this Agreement but for such premises, representations, acknowledgements, agreements, and warranties, all of which have been accepted by CDF in good faith, the breach of which by Dealer in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such Bankruptcy petition pursuant to 11 U.S.C. §1112(b). As additional consideration for CDF agreeing to forbear from immediately enforcing its rights and remedies under this Agreement, the Loan Agreement and the Other Agreements, including but not limited to the institution of foreclosure proceedings, Dealer agrees that in the event a Bankruptcy petition under any chapter of the Bankruptcy Code (11 U.S.C. §101, et seq.) is filed by or against Dealer at any time after the execution of this Agreement, CDF shall be entitled to the immediate entry of an order from the appropriate Bankruptcy court granting CDF complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Dealer specifically agrees (i) that upon filing a motion for relief from the automatic stay, CDF shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of CDF to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral, (ii) that the lifting of the automatic stay hereunder by the appropriate Bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S.C. §362(d)(1); and (iii) that Dealer will not directly or indirectly oppose or otherwise defend against CDF efforts to gain relief from the automatic stay. This provision is not intended to preclude Dealer from filing for protection under any chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit CDF’s rights under the Loan Agreement and the Other Agreements, this Agreement or under any law or in equity. All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for CDF entering into this Agreement.

18. Governing Law. This Agreement, and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such State, without regard to choice or conflicts of law principles;

19. Section Titles; Recitals. The Section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement. The Recitals to this Agreement are substantive in nature and represent the substantive agreement of the parties hereto, and are hereby fully incorporated into this Agreement, and made a part hereof.

20. Fees, Costs and Expenses. Dealer shall promptly pay to CDF an amount equal to all fees, costs and expenses incurred by CDF (including all attorneys fees and expenses) in connection with the preparation, negotiation, execution and delivery of this Agreement, and any further documentation which may be required in connection herewith or therewith.

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21. Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Other Agreements as applicable to the parties hereto.

22. Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile, PDF format or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

23. Incorporation By Reference. CDF and Dealer hereby agree that all of the terms of the Loan Agreement and the Other Agreements are incorporated in and made a part of this Agreement by this reference (except to the extent amended or modified hereby).

24. Notice—Oral Commitments Not Enforceable. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement, Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement, the Loan Agreement and the Other Agreements:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATE TO THE LOAN AGREEMENT OR THE OTHER AGREEMENTS. TO PROTECT DEALER AND CDF (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS DEALER AND CDF REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Dealer acknowledges that there are no other agreements between CDF and Dealer, oral or written, concerning the subject matter of this Agreement, the Loan Agreement and the Other Agreements, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter or term sheet, are merged into the Loan Agreement, the Other Agreements and this Agreement, and thereby extinguished.

25. Statutory Notice-Insurance.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

1634088.6	9

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

fusionstorm, a Delaware corporation

By:	/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	V.P. and CFO

GE Commercial Distribution Finance Corporation

By:	/s/ David Mintert
Name:	David Mintert
Title:	Portfolio Management Director

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